Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements Nos. 333-71744, 333-88812, 333-87308, 333-46613, 333-92395, 333-49890, 333-73208, 333-98285, 333-113614, 333-115342 and 333-150258 of Kopin Corporation on Form S-8 of our report dated March 17, 2008 relating to the consolidated financial statements of KoBrite Corporation and Subsidiary appearing in this Annual Report on Form 10-K/A of Kopin Corporation in Exhibit 99.2 for the year ended December 30, 2006.

/s/ Deloitte & Touche
Taipei, Taiwan
The Republic of China

May 26, 2009